UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

Blox, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53565	20-8530914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5th Floor, 1177 Avenue of Americas, New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

(604)-314-9293

Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BLXX	OTC US

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01: Other Items

Blox, Inc. provides this update regarding the status of its interest in Guinea (Mansounia Gold/Caspian Oil & Gas withdrawn permit).

Mr. Nicholas Taylor, of Waratah Investments Limited, located at 2 Fofo Link, Accra, Ghana, West Africa, a related party and a significant shareholder of Company, represented by Barrister Seikhou Ketouré, at the court in accordance with instruction by Mr. Nicholas Taylor, litigated in the Guinea Supreme Court for an injunction of the Penta Goldfields Company SARL (“Penta”) Exploration permits.

When the Guinea Ministry of Minerals and Geology (“MMG”) cancelled Caspian Oil and Gas permit, it divided the Mansounia concession into two parts. On April 6, 2020 the MMG issued Exploration permits for both parts of the concession to Penta. On July 27, 2020, Mr. Nicholas Taylor, lodged an application with the Guinea Supreme Court and has successfully obtained an injunction suspending the two permits issued to Penta in April this year by MMG.

The court ruled that there had been several irregularities by MMG in the issuing of these permits, and that the permits be suspended pending the outcome of the injunction against MMG. This injunction will cite the same irregularities as it did against Penta and is supported by the precedent of the Penta case. This case is due to be heard in October 2020.

This does not reinstate our permit or interest the we had in the Mansounia concession, though we are optimistic it could give us the opportunity to reclaim the permits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2020

Blox, Inc.

/s/ Ronald Renee
Ronald Renne
Chairman

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